SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
May 14, 2003

SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-12343
(Commission File Number)

84-0920811
(I.R.S. Employer Identification No.)


4880 Havana Street, Denver, CO 80239
(Address of principal executive offices) (Zip Code)
Registrant's telephone number: (303) 373-4860

Total pages: 6
Exhibit index at: 3


Item 7. Financial Statements and Exhibits.

        (c) Exhibits. The following exhibit accompanies this
            Report:

            Exhibit No.    Document
               99          Press Release dated May 14, 2003
                           concerning results of operations.

Item 9. Regulation FD Disclosure.

The information in this Item is being provided under Item 12 of this Current Report on Form 8-K.

On May 14, 2003, Scott's Liquid Gold-Inc. announced in a press release its operating results for the first quarter of 2003.




SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



SCOTT'S LIQUID GOLD-INC.
(Registrant)




/s/ Jeffry B. Johnson
--------------------------------------
By: Jeffry B. Johnson
Chief Financial Officer and Treasurer

Date: May 14, 2003




EXHIBIT INDEX
Exhibit
Number              Document
-------             --------
99                  Press Release dated May 14, 2003
                     concerning results of operations.


                                                 EXHIBIT 99


For Immediate Release

SCOTT'S LIQUID GOLD-INC.
ANNOUNCES FIRST QUARTER OPERATING RESULTS

DENVER, Colorado (May 14, 2003) -- Scott's Liquid Gold-Inc.
(OTC BB: "SLGD"), which develops, manufactures and markets household and skin care products, today announced its operating results for the first quarter of 2003.

For the three months ended March 31, 2003, net sales were $5,735,700 compared with net sales of $4,912,400 in the first quarter of the previous year. The Company reported a net loss of $416,300 or ($0.04) per share, in the most recent quarter, versus a net loss of $362,800, or ($0.04) per share, in the three months ended March 31, 2002.

"While we are disappointed to report an unprofitable first quarter," commented Mark E. Goldstein, Chairman and Chief Executive Officer of Scott's Liquid Gold-Inc., "the Company did reduce its loss from operations from $798,100 in the first quarter of 2002 to a loss from operations of $375,700 for the first quarter of 2003, while spending an additional $376,000 on advertising in the first quarter this year versus last year, and we experienced an overall increase in sales from the previous year's quarter. The increase in sales results from an increase in sales of Montagne Jeunesse sachets which more than offset declines in the sales of our other products."

Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. Scott's Liquid Gold-Inc. also distributes skin care sachets of Montagne Jeunesse. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web:
www.scottsliquidgold.com, www.alphahydrox.com,
www.touchofscent.com, and www.neotericdiabetic.com.

This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace; acceptance in the marketplace of the Company's new product lines; competitive factors; continuation of the Company's distributorship agreement with Montagne Jeunesse; the need for effective advertising of the Company's products; limited resources available for such advertising; new product introductions by others; technological changes; dependence upon third-party vendors and upon sales to major customers; changes in the regulation of the Company's products, including applicable environmental regulations; adverse developments in pending litigation; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:
Jeffry B. Johnson at (303) 373-4860








SCOTT'S LIQUID GOLD-INC.
& Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                    Quarter ended March 31,
                                 ---------------------------
                                     2003            2002
                                 -----------     -----------
                                 (Unaudited)     (Unaudited)
Net sales                        $ 5,735,700     $ 4,912,400

Operating costs and expenses:
     Cost of sales                 2,858,000       2,774,200
     Advertising                     809,000         433,100
     Selling                       1,420,400       1,239,700
     General and administrative    1,024,000       1,263,500
                                 ___________     ___________
                                   6,111,400       5,710,500

Loss from operations                (375,700)       (798,100)
Interest income                       16,300          20,800
Interest expense                     (56,900)        (68,500)
                                 ___________     ___________
                                    (416,300)       (845,800)

Income tax expense (benefit)           -            (483,000)
                                 ___________     ___________
Net loss                         $  (416,300)    $  (362,800)
                                 ===========     ===========

Loss per common share:
     Basic                       $     (0.04)    $     (0.04)
                                 ===========     ===========
     Diluted                     $     (0.04)    $     (0.04)
                                 ===========     ===========

Weighted average shares
 outstanding:
     Basic                        10,153,100      10,153,100
                                 ===========     ===========
     Diluted                      10,153,100      10,153,100
                                 ===========     ===========